SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Webster Financial Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5) Total fee paid:

     ---------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                                ------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
                                                      --------------------------
     3) Filing Party:
                     -----------------------------------------------------------
     4) Date Filed:
                   -------------------------------------------------------------

                                WEBSTER FINANCIAL
                                   CORPORATION
                                     [LOGO]





                                                                  March 19, 1999

TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                  You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") to be held on Thursday, April 22, 1999, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

                  At the Annual Meeting, you will be asked: (i) to elect four directors, each to serve for a three-year term; (ii) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 1999; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

                  The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR ratification of Webster's independent auditors. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 1998 annual report to shareholders.

                  It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                                            Sincerely,


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1999

                           --------------------------



TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

                  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 22, 1999, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

                  1. Election of Directors. To elect four directors, each to serve for a three-year term (Proposal 1);

                  2. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 1999 (Proposal 2); and

                  3. Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.

                  The Board of Directors has fixed the close of business on March 3, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By order of the Board of Directors


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer
Waterbury, Connecticut
March 19, 1999


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                           --------------------------


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1999

                           --------------------------


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

                  This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its board of directors (the "Board of Directors" or the "Board") from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 22, 1999, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 19, 1999.

                  The Annual Meeting has been called for the following purposes:
(i) to elect four  directors,  each to serve for a three-year term (Proposal 1);
(ii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 1999 (Proposal 2); and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

                  If the enclosed form of proxy is properly executed and returned to Webster in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS AND FOR RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies solicited hereby confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

                  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to James M. Sitro, Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, or by attending the Annual Meeting and voting in person.

                  The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses incurred in that connection. Webster also has retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $4,500, plus reimbursement of certain out-of-pocket expenses.

                  The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 3, 1999 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 6,578 holders of record of the 36,018,610 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

                  The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the votes cast is required to ratify the appointment of the Corporation's independent auditors. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                  A copy of the annual report to shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 1998 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO JAMES M. SITRO, VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

                  At the Annual Meeting, four directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

                  Under the terms of Webster's April 1998 acquisition of Eagle Financial Corp. ("Eagle"), Webster invited three former Eagle directors, Messrs. Richard H. Alden, George T. Carpenter and John F. McCarthy, to serve as members of the Board of the Corporation for terms expiring in 2001, 1999 and 2000, respectively. The Board of Directors has renominated Mr. Carpenter, whose term expires at the 1999 Annual Meeting. Under the terms of Webster's January 1997 acquisition of DS Bancor, Inc. ("DS Bancor"), Webster added two former DS Bancor directors, Messrs. Achille A. Apicella and Harry P. DiAdamo, Jr., to serve on the Board of the Corporation for terms expiring in 1999 and 1998, respectively. Webster also agreed that one of the two former DS Bancor directors would be renominated when his term expired. Mr. DiAdamo was renominated by the Board of Directors for election at the 1998 Annual Meeting, and was elected by the shareholders at such meeting for a three year term expiring in 2001. The Board of Directors also has renominated Mr. Apicella for reelection at the 1999 Annual Meeting.

                  The Board of Directors currently consists of 14 members, and is divided into three classes, one of which is composed of four directors and two of which are composed of five directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Messrs. Walter R. Griffin and J. Gregory Hickey, whose terms expire at the 1999 Annual Meeting, have decided to retire from the Board of Directors. Because Webster's Restated Certificate of Incorporation provides that the three classes of directors shall be as nearly equal in number as possible, Mr. John J. Crawford, whose current term expires in 2000, has been nominated to stand for reelection at the 1999 Annual Meeting for a term expiring in 2002. Assuming election of all nominees, Webster's Board of Directors will then consist of 12 directors in three classes which are composed of four directors each.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

                  The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster whose offices continue beyond the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 31, 1998, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.


                                                                                          POSITIONS HELD WITH
DIRECTOR NOMINEES FOR A                      AGE AT         DIRECTOR       EXPIRATION         WEBSTER AND
THREE-YEAR TERM:                       DECEMBER 31, 1998     SINCE          OF TERM          WEBSTER BANK
---------------                        -----------------     -----          -------          ------------
Achille A. Apicella                         55                1997              1999            Director

George T. Carpenter                         58                1998              1999            Director

John J. Crawford                            54                1996              2000            Director

C. Michael Jacobi                           56                1993              1999            Director


CONTINUING DIRECTORS:
---------------------

Richard H. Alden                            62                1998              2001            Director

Joel S. Becker                              50                1986              2001            Director

O. Joseph Bizzozero, Jr.                    64                1986              2000            Director

Harry P. DiAdamo, Jr.                       55                1997              2001            Director

Robert A. Finkenzeller                      48                1986              2000            Director

John F. McCarthy                            58                1998              2000            Director

James C. Smith                              49                1986              2001            Chairman,
                                                                                             President, Chief
                                                                                             Executive Officer
                                                                                                and Director

Sister Marguerite Waite, C.S.J.             60                1990              2000             Director

--------------------------------------------------------------------------------

                  ACHILLE A. APICELLA, C.P.A., is President of Apicella, Testa & Company P.C., a certified public accounting firm in Shelton, Connecticut. He served as a director of DS Bancor and Derby Savings Bank, which were acquired by Webster in January 1997.

                  RICHARD H. ALDEN has been engaged in the private practice of law since 1962, and is a principal of Anderson, Alden, Hayes, Ziogas & Storm, L.L.C. in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Alden served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1977.

                  JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., Waterbury, Connecticut.

                  O. JOSEPH BIZZOZERO, JR. is a practicing physician and the President of Bizzozero Assoc. P.C. since September 1996. Prior to September 1996, he was the President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury Hospital since 1969. He also is an Associate Clinical Professor of Medicine at the Yale University School of Medicine.

                  GEORGE T. CARPENTER has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972.

                  JOHN J. CRAWFORD is President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank. Since October 1992, Mr. Crawford has been President, Chief Executive Officer and a director of Aristotle Corporation, New Haven, Connecticut, a holding company.

                  HARRY P. DIADAMO, JR. served as President and Chief Executive Officer of DS Bancor and Derby Savings Bank, which were acquired by Webster in January 1997.

                  ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury-based company which manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields.

                  C. MICHAEL JACOBI is President, Chief Executive Officer and a director of Timex Corporation, headquartered in Middlebury, Connecticut. Prior to his election as President and Chief Executive Officer in December 1993, Mr. Jacobi served Timex in senior positions in finance, manufacturing, marketing and sales. Mr. Jacobi is a certified public accountant and has served on corporate boards in Europe and Asia.

                  JOHN F. MCCARTHY has been the President of J&M Sales, Inc., a Torrington, Connecticut based beverage distributorship since 1970 and he has been the Vice President of Thames River Recycling Co. in Middletown, Connecticut since 1979. Prior to the acquisition of Eagle by Webster in April 1998, Mr. McCarthy served as a director of Eagle since 1986 and a director of Eagle Bank or one of its predecessors since 1984.

                  JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating

Officer of Webster Bank in 1982 and of Webster in 1986. He also is a director of MacDermid, Incorporated, Waterbury, Connecticut, a manufacturer and wholesaler of specialty chemicals. Mr. Smith is active in numerous community organizations and economic development organizations and serves as co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut.

                  SISTER MARGUERITE WAITE, C.S.J., is President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

                  The  Board  of  Directors  has  appointed  a  standing   Audit
Committee that oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. During 1998, the Audit Committee held 4 meetings. The members of the Audit Committee currently are Messrs.
Crawford (Chairman), Apicella, Carpenter, Hickey and Jacobi.

                  The Board of Directors also has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Stock Option Committee concerning long-term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long-term incentive awards, which are acted on by the Stock Option Committee) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 1998, the Personnel Resources Committee held 3 meetings. The members of the Personnel Resources Committee currently are Mr. Becker (Chairman), Dr. Bizzozero, Mr. Finkenzeller, Mr. McCarthy and Sister Marguerite Waite.

                  The Stock Option Committee makes final determinations concerning the granting of stock options under Webster's 1992 Stock Option Plan and administers Webster's 1996-1998 Performance Incentive Plan and Qualified Performance-Based Compensation Plan. During 1998, the Stock Option Committee held 10 meetings. The members of the Stock Option Committee, which consists of all disinterested non-employee directors of the Corporation, currently are Messrs. Becker (Chairman), Alden and Apicella, Dr. Bizzozero, Messrs. Carpenter, Crawford, DiAdamo, Finkenzeller, Hickey, Jacobi and McCarthy and Sister Marguerite Waite.

                  During 1998, Webster held 11 meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that such individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that such individual served.

                  The Board has appointed a Corporate Governance Committee to make initial recommendations to the full Nominating Committee. The members of the Corporate Governance Committee are Messrs. Smith (Chairman), Alden, DiAdamo, Griffin and Jacobi.

                  The Board of Directors acts as the full Nominating Committee for selecting nominees for election as directors. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on January 29, 1999 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 25, 1999. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

                  The following table sets forth certain information with respect to the five highest paid executive officers of Webster, each of whom is elected to serve for a one-year period. Each such officer currently holds the same positions with Webster Bank and serves pursuant to an employment agreement with Webster and Webster Bank. See "Employment Agreements" below.

                                            AGE AT              POSITIONS HELD WITH WEBSTER
NAME                                  DECEMBER 31, 1998               AND WEBSTER BANK
----                                  -----------------               -----------------
James C. Smith                              49                Chairman, President, Chief Executive Officer
                                                                and Director

John V. Brennan                             46                Executive Vice President, Chief Financial Officer
                                                                and Treasurer

William T. Bromage                          53                Executive Vice President -- Business Banking

Peter K. Mulligan                           54                Executive Vice President -- Consumer and Small
                                                                Business Banking

Ross M. Strickland                          49                Executive Vice President -- Mortgage Banking


                  Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

                  JAMES C. SMITH is Chairman, President, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975 and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. He also is a director of MacDermid, Incorporated, Waterbury, Connecticut, a manufacturer and wholesaler of specialty chemicals. Mr. Smith is active in numerous community organizations and economic development organizations and serves as co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut.

                  JOHN V. BRENNAN is Executive Vice President, Chief Financial Officer and Treasurer of Webster and Webster Bank. Mr. Brennan, a certified public accountant, joined Webster Bank in 1986 as Senior Vice President and Treasurer. He was elected Chief Financial Officer in

1990 and Executive Vice President in 1991. Prior to joining Webster Bank, he was a senior manager with the accounting firm of KPMG LLP.

                  WILLIAM T. BROMAGE is Executive Vice President -- Business Banking of Webster and Webster Bank, positions he has held since May 1996. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1994 to 1995. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

                  PETER K. MULLIGAN is Executive Vice President -- Consumer and Small Business Banking of Webster and Webster Bank, positions he has held since employment in 1995. Prior to joining Webster Bank, he was the Director of Product Management, Retail Sales and Insurance at The Bank of Boston from 1992 to 1995, and served as the Executive Vice President of the Banking Division at The Society for Savings, Hartford, Connecticut from 1988 until 1992. Society was acquired by The Bank of Boston in 1992.

                  ROSS M. STRICKLAND is Executive Vice President -- Mortgage Banking of Webster and Webster Bank, positions he has held since his employment in 1991. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

                  The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 1998, 1997 and 1996 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 1998 ("the named executive officers"). Webster has not granted any stock appreciation rights to its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                    COMPENSATION AWARDS
                                                                                    -------------------
                                                     ANNUAL COMPENSATION         SECURITIES            ALL
      NAME AND                                       --------------------        UNDERLYING           OTHER
PRINCIPAL POSITIONS                 YEAR          SALARY ($)   BONUS ($) (a)    OPTIONS (#)(b)    COMPENSATION ($)(c)
-------------------                 ----          ----------   -------------    --------------    ----------------------
 James C. Smith                     1998        $550,000       $1,424,000        400,000            $45,467
   Chairman, President,             1997         475,000          639,739         44,000             41,388
   Chief Executive Officer          1996         390,000          627,724 (d)     41,500             39,850
   and a Director

 John V. Brennan                    1998         235,000          461,000          9,800             26,787
   Executive Vice President,        1997         203,462          231,340         14,600             26,503
   Chief Financial Officer and      1996         170,000          177,488         12,200             26,140
   Treasurer

 William T. Bromage                 1998         210,000          351,000          8,750             36,172
   Executive Vice President --      1997         180,000           98,500         12,000             20,471
   Business Banking                 1996         146,537               --         25,000                 --

 Peter K. Mulligan                  1998         200,000          432,000          8,350             25,072
   Executive Vice President --      1997         170,000           93,100         12,000             23,044
   Consumer and Small Business      1996         156,904          106,100         12,200             17,477
   Banking

 Ross M. Strickland                 1998         200,000          548,000          8,350             25,037
  Executive Vice President --       1997         170,000          242,634         12,000             25,138
  Mortgage Banking                  1996         160,000          150,492         12,000             25,686


---------------------------

(a) Cash bonuses awarded to the named executive officers for fiscal 1998 were composed of one or more of the following components: (i) a bonus paid under Webster's Qualified Performance-Based Compensation Plan, (ii) a bonus paid under Webster's Economic Value Added ("EVA") Incentive Plan and (iii) a bonus paid under Webster's 1996-1998 Performance Incentive Plan. Mr. Smith was awarded a Qualified Performance-Based Compensation Plan bonus of $368,000. Messrs. Brennan, Bromage, Mulligan and Strickland were awarded EVA bonuses of $131,000, $171,000, $132,000 and $224,000, respectively. For
     Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, these bonuses included bonus amounts that were placed in the individual's "bonus bank" after fiscal 1997 and paid for fiscal 1998 of $126,000, $53,000, $35,000,
     $33,000 and $33,000, respectively. Messrs. Smith, Brennan, Bromage, Mulligan and Strickland also were awarded bonuses under Webster's 1996-1998 Performance Incentive Plan of $1,056,000, $330,000, $180,000, $300,000 and
     $324,000, respectively. For Messrs. Smith, Brennan and Strickland, these bonus amounts under Webster's 1996-1998 Performance Incentive Plan include the value of shares of restricted stock awarded in lieu of a cash payment as follows: For Mr. Smith, 20,850 shares with a market value of $576,000; for Mr. Brennan, 6,515 shares with a market value of $180,000; and for Mr. Strickland, 11,728 shares with a market value of $324,000. Each share of restricted stock was valued at $27.625, which was the average price of Webster's Common Stock during the last five trading days of fiscal 1998. These restricted shares will vest in full on January 1, 2002. Dividends will be paid on these shares during the vesting period. At December 31, 1998, Messrs. Smith, Brennan and Strickland held 36,758 shares, 8,035 shares and 11,728 shares, respectively, of restricted stock that were not vested as of that date. No performance units were granted to executive officers in 1998. The EVA Incentive Plan and its general terms are described below in "Personnel Resources Committee Report on Executive Compensation-- The Economic Value Added Incentive Plan."

(b) Restated to reflect the two-for-one split of Webster's Common Stock in April 1998.

(c) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy for Mr. Smith. For 1998 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Brennan, Bromage, Mulligan and Strickland were $5,000 each. In addition, for 1998, Messrs. Smith, Brennan, Bromage, Mulligan and Strickland were allocated 304 shares each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $8,341. In 1998, Messrs. Smith and Brennan received cash dividends on restricted stock of $6,840 and $654, respectively. In 1998, Webster Bank also allocated $11,327, $1,992, $1,231, $931 and $896 to the supplemental matching contributions accounts of Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan. The premium for Mr. Smith's term life insurance for 1998 was $1,959.

(d) Includes the value of 15,908 shares of restricted stock with a market value of $300,562 awarded to Mr. Smith in lieu of a cash payment under Webster's 1994-1996 Performance Incentive Plan. The value of each share of the restricted stock granted to Mr. Smith under Webster's 1994-1996 Performance Incentive Plan was valued at $37.7875, which reflects the average price of Webster's Common Stock during the last five trading days of fiscal year 1996. The number of shares of restricted stock granted to Mr. Smith in 1996 has been restated to reflect the April 1998 two-for-one stock split.


                  Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1998, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

                  The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 1998.

                            OPTION GRANTS DURING 1998

                                             INDIVIDUAL GRANTS (a)
                           ------------------------------------------------------
                           NUMBER OF       % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING       GRANTED TO
                            OPTIONS         EMPLOYEES       EXERCISE    EXPIRATION      GRANT DATE
NAME                        GRANTED       IN FISCAL YEAR    PRICE ($/SH)   DATE       PRESENT VALUE (d)
----                        -------       --------------    ------------    ----       -----------------
James C. Smith.............   200,000 (b)       31.88%         $33.75      4/30/2008   $  2,720,860
                              200,000 (b)       31.88%         $33.88      6/30/2008   $  2,691,300

John V. Brennan............     9,800 (c)        1.56%         $26.50     12/17/2008   $     97,553

William T. Bromage.........     8,750 (c)        1.39%         $26.50     12/17/2008   $     87,101

Peter K. Mulligan..........     8,350 (c)        1.33%         $26.50     12/17/2008   $     83,119

Ross M. Strickland.........     8,350 (c)        1.33%         $26.50     12/17/2008   $     83,119


--------------------------
(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a "change in control" of Webster or Webster Bank has occurred.

(b)  Options were exercisable immediately.

(c) Options will become exercisable in full after three years following the date of grant.

(d) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option (8.66 years), the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a ten-year zero-coupon U.S. Treasury
     Note), stock price volatility (based on the Corporation's month-end stock price history over the three-year period prior to the date of grant), and expected future dividend yield (based upon the dividend yield at date of grant). No adjustments were made for non-transferability and risk of forfeiture.

OPTION EXERCISES AND HOLDINGS

                  The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 1998 and the value of all unexercised options held by each of such individuals at December 31, 1998.

                       AGGREGATED OPTION EXERCISES IN 1998
                        AND FISCAL YEAR-END OPTIONS VALUES

                                                                                                     VALUE OF
                                                                       NUMBER OF                    UNEXERCISED
                                                                 SECURITIES UNDERLYING              IN-THE-MONEY
                              SHARES                             UNEXERCISED OPTIONS AT               OPTIONS AT
                             ACQUIRED         VALUE               DECEMBER 31, 1998 (#)         DECEMBER 31, 1998 ($)
NAME                       ON EXERCISE (#)  REALIZED ($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (a)
----                       ---------------  ------------      -------------------------      -----------------------------
James C. Smith........           --              --                   657,036/50,464             $4,105,417/$77,365
John V. Brennan.......           --              --                    67,464/29,636             $1,202,097/$52,875
William T. Bromage....           --              --                    25,000/20,750             $   228,750/$8,203
Peter K. Mulligan.....           --              --                    28,964/25,586             $  380,481/$51,516
Ross M. Strickland....           --              --                    71,004/25,586             $1,270,812/$51,516

---------------------
(a) Based on the market value of Common Stock at December 31, 1998, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

                  Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

                  Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

                  The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $130,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Executive Compensation -- Summary Compensation Table" above.

                  The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $98,290, $86,480, $47,730, $46,510 and $74,500,
respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Brennan, Bromage, Mulligan and Strickland under the Supplemental Plan are $219,450, $56,770, $26,880, $23,110 and $34,230,
respectively.

COMPENSATION OF DIRECTORS

                  During 1998, each non-employee director of Webster received an annual retainer of 432 shares of Webster Common Stock with an aggregate value of $13,000 at the date of grant, pursuant to the Directors' Retainer Fees Plan, as amended, adopted by shareholders at the 1996 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $13,000) divided by the average quarterly value as of the grant date, on an annual basis. The average quarterly value is based on the average of the closing prices of Common Stock of the four calendar quarters preceding the grant date, which is the date of each Annual Meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture. In addition, effective as of April 23, 1998, each non-employee director received $1,000 for each Board meeting attended and $750 for each committee meeting attended. Chairpersons of the Audit Committee and the Personnel Resources Committee also received an annual retainer of $2,000. Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

                  Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 1998, only Mr. Griffin elected to defer compensation.

                  The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. The 1992 Stock Option Plan was amended in 1996 to increase the number of shares reserved for issuance under the 1992 Stock Option Plan and to provide that the number of options granted to non-employee directors upon election or re-election shall be 4,000 shares (as adjusted for the April 1998 two-for-one split of Webster's Common Stock). A director elected to the Board for less than a three-year term will be entitled to an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. The 1992 Stock Option Plan was amended in 1998 to increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan, to increase the number of shares available for grants to any single employee during any calendar year, and to extend the term of the 1992 Stock Option Plan from March 23, 2002 to February 23, 2008. The 1992 Stock Option Plan was amended by the Board of Directors in January 1999 to permit the transfer of nonqualified stock options. Messrs. Apicella, Carpenter, Crawford and Jacobi each will be granted options to purchase 4,000 shares upon reelection by the shareholders at the Annual Meeting.

EMPLOYMENT AGREEMENTS

                  Webster and Webster Bank entered into revised employment agreements with Messrs. Smith, Brennan, Bromage, Mulligan and Strickland effective January 1, 1998, as amended, which replaced the prior employment agreements with Messrs. Smith, Brennan, Mulligan and

Strickland dated January 1, 1997 and the employment agreement with Mr. Bromage dated October 21, 1996. Webster also entered into change of control employment agreements with those officers effective December 15, 1997. James C. Smith serves as Chairman, President and Chief Executive Officer of both Webster and Webster Bank; Mr. Brennan serves as Executive Vice President, Treasurer and Chief Financial Officer of both Webster and Webster Bank; Mr. Bromage serves as Executive Vice President -- Business Banking of both Webster and Webster Bank; Mr. Mulligan serves as Executive Vice President -- Consumer and Small Business Banking of both Webster and Webster Bank; and Mr. Strickland serves as Executive Vice President -- Mortgage Banking of both Webster and Webster Bank.

                  Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. The employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements (which are discussed below). The 1999 base salaries for Messrs. Smith, Brennan, Bromage, Mulligan and Strickland are $572,000, $244,500, $225,000, $208,000 and $208,000 respectively, which salaries may not be reduced under the employment agreements without the consent of the executive officer.

                  The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), such executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

                  If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

                  Under the change of control employment agreements, Webster and Messrs. Smith, Brennan, Bromage, Mulligan and Strickland, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined as the two-year period ending on December 15, 2000, except that on December 15, 1999 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede such agreements.

                  During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and shall not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the EVA Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

                  If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of
(a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster will also be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

                  For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The Personnel Resources Committee of the Board of Directors comprises five non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Stock Option Committee, consisting of all disinterested non-employee directors, long-term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 1998 fiscal year were approved by the Board of Directors or the Stock Option Committee, as the case may be.

                  Set forth below is a report addressing Webster's compensation policies for fiscal year 1998 as they affected Webster's executive officers.

                  Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

                  Relationship of Performance to Executive Compensation. Compensation paid or awarded to Webster's executive officers in 1998 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and payments of performance units previously granted) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and total return to shareholders. Generally, base salaries for executive officers are at or below the average salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and other goals. The value of long-term incentive compensation such as stock options is dependent primarily on the performance of Webster's Common Stock, and the value of performance units is dependent on the return on average equity over a three-year period. Webster's executive officers may earn lower than average total compensation than for similar positions at comparable financial institutions should Webster not meet its goals, and they may earn higher than average total compensation than for similar positions when Webster meets or exceeds its goals. For 1998, the Personnel Resources Committee intended that total compensation for executive officers be at or above the average for comparable financial institutions.

                  Base Salary. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 1998 salary for each executive officer, the Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers increased in 1998 due in large part to the record operating earnings for 1997, and to the increased size and complexity of the institution. The Committee also considered the successful acquisition and integration of DS Bancor, Peoples Savings Financial Corp., Sachem Trust National Association and the signing of a definitive agreement to acquire Eagle.

                  The Economic Value Added Incentive Plan. In 1997, Webster adopted an Economic Value Added ("EVA"(R)1) Incentive Plan ("Incentive Plan"), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the

---------------------
1 EVA(R) is a registered trademark of Stern Stewart & Co.

financial reward to an increase in Webster's economic value. The Incentive Plan was developed based upon the recommendations and advice of Webster's consultant, Stern Stewart & Co., a nationally recognized financial advisory firm. In general, EVA is the net operating profit of Webster after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of Webster's capital, and is determined in consultation with Webster's financial consultant on the basis of a formula that takes into account the risk and cost of providing such capital. Management is of the view that EVA improvement is the financial performance measure most closely correlated with an increase in shareholder value.

                  Participants in the Incentive Plan include senior officers, other than the Chief Executive Officer (who participates in a separate Qualified Performance-Based Compensation Plan), approved by the Personnel Resources Committee. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under the Plan.

                  The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of EVA performance (for the Corporation and/or lines of business) versus target performance. The target bonuses are set relative to executive officers' responsibilities with such target bonuses not to exceed 67.5% of the recipient's base salary. Additional or lesser bonuses can be earned to the extent that EVA improvement exceeds or falls short of target, through the application of a bonus multiple which equals 1 when the EVA target is met and which increases or decreases to the extent that EVA improvement exceeds or falls short of the target. This bonus multiple is then applied to the target bonus set in January each year, and results in a "declared bonus" award. The declared bonus award is placed into an individual's "bonus bank" from which that year's target bonus and 1/3 of the remaining bonus bank balances are paid each year. For 1998, awards to the executive officers were based on 50% corporate EVA improvement and 50% line of business EVA improvement except in the case of the Chief Financial Officer, whose award is based entirely on corporate EVA improvement. Declared bonus awards for 1998 ranged from 49% to 274% of target.

                  Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the "Plan") was adopted by the Board of Directors effective January 1, 1998, and approved by shareholders at the 1998 annual meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers with the opportunity to earn additional cash compensation based on business results, thereby enabling Webster to motivate key employees to achieve high profitability for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 1998, and his bonus was subject to attainment of the designated performance objectives under the Plan and, for 1998, to satisfaction of the EVA criteria described above.

                  Long Term Incentive Compensation. Webster uses stock options and performance unit awards to provide long-term incentive compensation. The Personnel Resources Committee makes recommendations to the Stock Option Committee for awards under the 1992 Stock Option Plan and Webster's 1996-1998 Performance Incentive Plan. Long-term compensation, which emphasizes long-term results, is targeted at 37.5% to 50% of the recipient's base salary depending upon the executive officer's responsibilities.

                  The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers, including the Chief Executive Officer. During 1998, 35,250 stock options were granted to Webster's executive officers, excluding special grants to the CEO for a total of 400,000 stock options.

                  The purpose of Webster's 1996-1998 Performance Incentive Plan is to further the growth and profitability of Webster by providing long-term incentives that are dependent on achieving a specified return on average equity over a three year period. Executive officers are granted awards of performance units for a performance period of three consecutive fiscal years. During that performance period, a specified return on average equity must be attained in order to trigger a payout to the executive officers. During the 1996-1998 Performance Period, the return on average equity for the Corporation was 15.12% which exceeded the performance target of 14.25% set at the beginning of the period and qualified the participants for a maximum payment under Webster's 1996-1998 Performance Incentive Plan, the material terms of which were approved by shareholders at the 1996 annual meeting. No performance units were granted to executive officers in 1998.

                  Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that is otherwise limited by Internal Revenue Service caps on qualified plans.

                  CEO  Compensation.   The  Personnel  Resources  Committee,  in
determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's 1998 base salary was increased by 15.8% to $550,000 based on the Corporation's increase in size and complexity of operations, its 1997 financial results and its progress in meeting strategic objectives. Base salary for the Chief Executive Officer was at the average for comparable financial institutions. For the year 1998, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer be at the average for comparable financial institutions. Regarding short-term incentive compensation, the CEO's bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by shareholders at the 1998 annual meeting. The Committee determined that for 1998, it would require that the corporate EVA improvement target be attained in order for the CEO to receive a target bonus (90% of base compensation) under the Plan. For 1998, the CEO's bonus payout under the Plan was $368,000, which comprised: 49% of the target bonus based on EVA improvement results for the Corporation ($242,000); and the balance in the CEO's bonus bank from the previous year ($126,000). Regarding long-term incentive compensation, the CEO received a maximum payment under Webster's 1996-1998 Performance Incentive Plan of $1,056,000 according to the terms of the plan and special grants of a total of 400,000 stock options which were made during the first half of 1998 in accordance with Webster's 1992 Stock Option Plan. The special stock option grants were recommended by the Personnel Resources Committee in recognition of the Corporation's performance under the CEO's leadership in his capacity as Chairman, President and Chief Executive Officer, in particular as measured by the Corporation's total shareholder return over 3, 5 and 7 year periods ended December 31, 1997. The Corporation's returns exceeded its peer group in all time frames. The special option grants were intended to provide a strong incentive for further attainment of above average shareholder return.

                  Internal  Revenue Code Section  162(m).  In 1993, the Code was
amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

                          PERSONNEL RESOURCES COMMITTEE
                          -----------------------------
                            Joel S. Becker (Chairman)
                            O. Joseph Bizzozero, Jr.
                             Robert A. Finkenzeller
                                John J. McCarthy
                             Sister Marguerite Waite

Compensation Committee Interlocks and Insider Participation

                  From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

CERTAIN RELATIONSHIPS

                  For a description of loans made to Webster Bank's directors, executive officers and related persons and entities, see "Personnel Resources Committee Report on Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                  George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. ("Carpenter Realty") and
S. Carpenter Construction Co. ("Carpenter Construction"). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty for an annual rent for the first five years of the lease of $61,200. Webster Bank also is a party to a three year lease with Carpenter Realty effective August 1, 1996 for storage space at an annual rate of $6,300. In addition, Webster paid Carpenter Construction management fees of $9,581 for work which was competitively bid for renovations to other Webster properties for fiscal 1998.

                         COMPARATIVE COMPANY PERFORMANCE

                  The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1993 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Securities LC. The peer group index includes each of the 47 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 1998, with the returns of each issuer in the group weighted according to the issuer's respective stock market capitalization at the beginning of each period for which a return is indicated.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               WEBSTER, S&P 500 INDEX, SNL ALL BANK & THRIFT INDEX
                     AND SNL SECURITIES LC PEER GROUP INDEX



                        [PERFORMANCE GRAPH APPEARS HERE]








                                                                     PERIOD ENDING
                                            --------------------------------------------------------------------------
INDEX                                           12/31/93   12/31/94     12/31/95   12/31/96    12/31/97    12/31/98
----------------------------------------------------------------------------------------------------------------------
Webster Financial Corporation                    100.00      82.85        135.70      172.94     318.59       266.73
S&P 500                                          100.00     101.32        139.39      171.26     228.42       293.69
SNL All Bank & Thrift Index                      100.00      97.79        152.24      211.02     323.93       343.85
Peer Group                                       100.00     103.76        138.67      179.41     287.84       274.69


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster's directors and officers, and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 1998, except as discussed below, all Section 16(a) filing requirements applicable to Webster's officers, directors, and more than 10% owners were complied with on a timely basis. Mr. Hickey, a director of the Corporation, filed on an untimely basis one Form 4 for five separate transactions.


                            STOCK OWNED BY MANAGEMENT

                  The following table sets forth information as of March 3, 1999 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

                                                     NUMBER OF SHARES                  PERCENT OF
         NAME AND POSITION(S)                          AND NATURE OF                  COMMON STOCK
            WITH WEBSTER                        BENEFICIAL OWNERSHIP (a)(b)            OUTSTANDING
            ------------                        ---------------------------            -----------

Richard H. Alden
  Director..................................              66,865                            *

Achille A. Apicella
  Director..................................              27,112                            *

Joel S. Becker
  Director..................................              24,069                            *

O. Joseph Bizzozero, Jr.
  Director..................................              15,718                            *

John V. Brennan
  Executive Vice President, Chief
  Financial Officer and Treasurer...........             144,690                            *

William T. Bromage
  Executive Vice President --
  Business Banking..........................              28,529                            *

George T. Carpenter
  Director..................................             105,403                            *

John J. Crawford
  Director..................................               8,900                            *

Harry P. DiAdamo, Jr.
  Director..................................             108,950                            *

Robert A. Finkenzeller
  Director..................................              12,258                            *

Walter R. Griffin
  Director..................................              57,383                            *

J. Gregory Hickey
  Director..................................              18,600                            *


C. Michael Jacobi
  Director..................................              13,586                            *

John J. McCarthy
  Director..................................              70,884                            *

Peter K. Mulligan
  Executive Vice President --
  Consumer and Small Business Banking.......              43,299                            *

James C. Smith
  Chairman, President and
  Chief Executive Officer...................             976,711                            2.66%

Ross M. Strickland
  Executive Vice President --
  Mortgage Banking..........................             126,565                            *

Sister Marguerite Waite, C.S.J.
  Director..................................              14,162                            *

All directors and executive
  officers as a group (18 persons)..........           1,863,684                            5.03%




(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 3, 1999. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

         The table includes shares owned by spouses or other immediate family members over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Alden, 265 shares; Mr. Becker, 2,016 shares; Dr. Bizzozero, 1,144 shares; Mr. Carpenter, 3,750 shares; Mr. DiAdamo, 1,010 shares; Mr. Griffin, 20,000 shares; Mr.
         Hickey, 1,157 shares; Mr. McCarthy, 8,427 shares; Mr. Smith, 69,522 shares; Sister Marguerite Waite, 220 shares; and all directors and executive officers as a group, 107,511 shares. The table also includes the following: 1,005,678 shares subject to outstanding options which are exercisable within 60 days from March 3, 1998: 79,261 shares held in the 401(k) Plan by the officers; 69,689 shares of restricted stock that was not vested as of March 3, 1999; and 41,648 shares held in the ESOP that have been allocated to the accounts of executive officers. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

         Outstanding options reflected in the table were held as follows: Mr. Alden, 23,318 shares; Mr. Apicella, 11,322 shares; Mr. Becker, 8,400 shares; Dr. Bizzozero, 6,200 shares; Mr. Brennan, 67,464 shares; Mr. Bromage, 25,000 shares; Mr. Carpenter, 23,318 shares; Mr. Crawford, 5,334 shares; Mr. DiAdamo, 4,000 shares; Mr. Finkenzeller, 6,200 shares; Mr. Griffin, 6,200 shares; Mr. Hickey, 10,600 shares; Mr. Jacobi, 10,600 shares; Mr. McCarthy, 23,318 shares; Mr. Mulligan, 28,964 shares; Mr. Smith, 661,636 shares; Mr. Strickland, 71,004 shares; and Sister Marguerite Waite, 12,800 shares.

* Less than 1% of Common Stock outstanding.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

                  The following table sets forth information at March 3, 1999 with respect to ownership of Webster Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Webster Common Stock. The information set forth below is based on the most recent
Schedule 13D or 13G filed on behalf of such person with the Securities and Exchange Commission.


                                                          NUMBER OF SHARES              PERCENT OF
           NAME AND ADDRESS                                AND NATURE OF               COMMON STOCK
           OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP            OUTSTANDING
           -------------------                         --------------------            -----------
Neuberger Berman, LLC.......................                  2,132,000 (a)                5.92%
605 Third Avenue
New York, NY 10158-3698

-----------------------
(a) Neuberger Berman, LLC reports that it has sole voting power over 847,500 shares, shared voting power over 1,283,300 shares and shared dispositive power over 2,132,000 shares. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman's various mutual funds. No other Neuberger Berman, LLC advisory client has an interest of more than 5% of Webster.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

                  The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 1999, subject to ratification of such appointment by Webster's shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 1998, and has similarly performed audits for Webster for the years ended December 31, 1986 through 1998. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if Webster's shareholders do not ratify the appointment.

                   Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of at least a majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster's independent auditors for the year ending December 31, 1999.

                  Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

                  Any proposal which a Webster shareholder wishes to have included in Webster's proxy statement and form of proxy relating to Webster's 2000 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster's secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 20, 1999. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster's 2000 annual meeting of shareholders must be delivered to, or mailed to and received by, the secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days' notice or prior public disclosure of the meeting date to shareholders.


                                  OTHER MATTERS

                  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.
                                            By order of the Board of Directors


                                            /s/ James C. Smith

                                            James C. Smith
                                            Chairman and Chief Executive Officer
Waterbury, Connecticut
March 19, 1999

                          WEBSTER FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints Joel S. Becker and Sister Marguerite Waite, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 22, 1999, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2) AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Vice President, Investor Relations of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

         IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                            BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEBSTER FINANCIAL CORPORATION

                                 APRIL 22, 1999

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] Please mark your votes as in this example

    1.   To elect four directors for three-year terms (Proposal 1)

                     FOR                         WITHHOLD AUTHORITY
             all nominees listed       to vote for all nominees listed below


                      []                                 []

       Nominees:         Achille A. Apicella
                         George T. Carpenter
                         John J. Crawford
                         C. Michael Jacobi


    WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below).

           ----------------------------------------------------------


    2. To ratify the appointment by the Board of Directors of the firm KPMG LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1999 (Proposal 2)

                FOR                       AGAINST                    ABSTAIN

                 []                          []                         []

    3. The Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments of the meeting, in accordance with the determination of a majority of the Corporation's Board of Directors



                                                          Date:           , 1999
------------------------------------------------------         -----------
SIGNATURE(S) OF SHAREHOLDER OR AUTHORIZED REPRESENTATIVE

NOTE: Please date and sign exactly as name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.